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                                                                    Exhibit 32.2


                           Certification of Treasurer

      The undersigned Treasurer of United Community Bankshares of Florida, Inc. does hereby certify, to such officer's knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that, to my knowledge, the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of United Community Bankshares of Florida, Inc.


                                          /s/ Shirley L. Tyler
                                          --------------------------------------
                                          Shirley L. Tyler
                                          Treasurer

      Date: August 12, 2003



A signed original of this written statement required by Section 906, or other document authenticating acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to United Community Bankshares of Florida, Inc. and will be furnished by United Community Bankshares of Florida, Inc. and first to the Securities and Exchange Commission or its staff upon request.